Consent of Independent Registered Public Accounting Firm

To the Board of Directors of

Stock Dividend Fund, Inc.

We consent to the use in this Registration Statement on

Form N-1A of our report dated February

17, 2023, with respect to the financial statements and

financial highlights of Stock Dividend

Fund, Inc. which is included in such Post-Effective

Registration Statement Amendment No 29.,

and to the use of our name and the statement with respect

 to us, as appearing in Part B to the

Registration Statement under the heading ?Other Service

Providers? in the Statement of

Additional Information.

/s/ Turner, Stone & Company, LLP

Dallas, Texas

February 17, 2023